Exhibit 9.2

AMENDMENT TO THE TRUST AGREEMENT

AMENDMENT AGREEMENT (THE “AGREEMENT”) TO THE TRUST AGREEMENT DATED JUNE 14, 2000 (THE “TRUST AGREEMENT”) ENTERED INTO BY AND AMONG OPERADORA MEXICANA DE AEROPUERTOS S.A. DE C.V (NOW SERVICIOS DE TECNOLOGIA AEROPORTUARIA, S.A. DE C.V (THE “STRATEGIC PARTNER”), AS TRUSTOR-BENEFICIARY, GROUPO AEROPORTUARIO DEL CENTRO NORTE, S.A. DE C.V. (THE “HOLDING COMPANY”), AS SECOND BENEFICIARY AND BANCO NACIONAL DE COMERCIO EXTERIOR, S.N.C., TRUST DIVISION, (THE “TRUSTEE”), AS TRUSTEE, ENTERED INTO BY AND AMONG THE STRATEGIC PARTNER REPRESENTED BY LUIS ZARATE ROCHA, THE TRUSTEE REPRESENTED BY CARLOS FLORES SALINAS AND THE HOLDING COMPANY REPRESENTED BY RUBEN LOPEZ BARRERA, PURSUANT TO THE FOLLOWING DEFINITIONS, RECITALS, REPRESENTATIONS AND CLAUSES:

DEFINITIONS

The terms defined in the Trust Agreement and in the Participation Agreement and its exhibits executed on June 14, 2000 (the “Participation Agreement”), as amended by the Amendment Agreement executed on the date hereof by and among the SCT, the companies that part of the Airport Group, the Strategic Partner and the Partners of the Strategic Partner, among other parties, shall have the same meaning attributed to them thereunder on this Agreement, unless defined otherwise.

RECITALS

1.                                       On June 14, 2000, the Trustor-Beneficiary and the Partners of the Trustor-Beneficiary executed with the Federal Government, Nafin, the Trustee and the Airport Group, a Participation Agreement which established certain rights and obligations regarding the participation of the Trustor-Beneficiary in the in the management of the Assigned Airports, including among such obligations, the execution of the Trust Agreement.

2.                                       On June 14, 2000, the Trust Agreement referred to in the preamble of this Agreement was executed according to the provisions of the Participation Agreement.

3.                                       On June 14, 2005, (i) pursuant to Section 3.4.2 of the Participation Agreement, the Strategic Partner delivered to Nafin the Purchase Notice, expressing in such document its intent to exercise the option for the purchase of the Additional Shares under the terms of Section 3.4 of the Participation Agreement (the “Purchase Option”) subject to the conditions set forth in such Purchase Notice; and (ii) based on the provisions of Section 10.6 of the Participation Agreement, the Strategic Partner requested authorization to assign in favor of Aeroinvest, S.A. de C.V. (“Aeroinvest”) all the rights and obligations relating to the Purchase Option and the Additional Shares referred to in Section 3.4 of the Participation Agreement, being the Strategic Partner released of the obligations related to the acquisition of the Additional Shares, including the payment of the purchase price for such Additional Shares, provided that the remaining obligations of SETA derived from the Transaction Documents and the Participation Agreement, including the cooperation obligation referred to in Section 2.3 and the obligations referred to in Section 3.4.5 of the Participation Agreement, remain in full force and effect.

4.                                       Pursuant to official communication number 4.612 dated December 21, 2005, SCT authorized the assignment by the Strategic Partner in favor or Aeroinvest of all the rights and obligations regarding the Purchase Option, as set forth in Section 10.6 of the Participation Agreement, releasing the Strategic

Partner of the obligations related to the acquisition of the Additional Shares, including the payment of the purchase price for such Additional Shares, provided that the remaining obligations of SETA derived from the Transaction Documents and the Participation Agreement, including the cooperation obligation referred to in Section 2.3 and the obligations referred to in Section 3.4.5 of the Participation Agreement, remain in full force and effect.

5.                                       On December 21, 2005, the shareholders’ meeting of the Holding Company authorized the assignment by the Strategic Partner in favor of Aeroinvest of all the rights and obligations related to the Purchase Option, as set forth in Section 10.6 of the Participation Agreement mentioned before, releasing the Strategic Partner from the obligations regarding the acquisition of the Additional Shares, including the payment of the purchase price for such Additional Shares, provided that the remaining obligations of SETA derived from the Transaction Documents and the Participation Agreement, including the cooperation obligation referred to in Section 2.3 and the obligations referred to in Section 3.4.5 of the Participation Agreement, remain in full force and effect.

6.                                       On December 21, 2005, Nafin, according to the instructions received by means of official communications numbers 4.613 and 4.614 dated December 21, 2005 from the SCT, notified the authorization of SCT in terms of such official communications with respect to the assignment by the Strategic Partner in favor of Aeroinvest of all the rights and obligations related to the Purchase Option, releasing the Strategic Partner of the obligations related to the acquisition of the Additional Shares, including the payment of the purchase price for such Additional Shares, provided that the remaining obligations of SETA derived from the Transaction Documents and the Participation Agreement, including the cooperation obligation referred to in Section 2.3 and the obligations referred to in Section 3.4.5 of the Participation Agreement, remain in full force and effect.

7.                                       Aeroinvest notified in writing to SCT the acquisition of 36% of the Shares of the Holding Company, pursuant to the provisions of Article 23 of the Airports Law. Furthermore, by means of official communication 10/2144 dated December 21, 2005, SCT has expressed that it does not have any objection with respect to such acquisition.

8.                                       By means of resolution dated December 13, 2005, the Restructuring Committee of the Mexican Airport System, took note and gave its favorable opinion to file before the Inter-department De-incorporation Commission the Note “Report on the Exercise of the Purchase Option of 36% of the Shares representing the capital stock of Grupo Aeroportuario del Centro Norte, S.A. de C.V. by Aeroinvest, S.A. de C.V., Mexican partner of such group”.

9.                                       By means of resolution dated December 20, 2005, the Inter-department De-incorporation Commission created on April 7 1995 by executive order published in the Official Gazette of the Federation, took note of the report referred to by paragraph 8 above.

10.                                 On terms of Sections 3.4.6 of the Participation Agreement and 6.2.6 of the Shareholders Agreement, the Shares Package and the Optional Shares, as the case may be, shall be held in trust to secure only the permanency obligations provided for in Sections 2.4 and 2.4.2 of the Participation Agreement, amending as a result the Trust Agreement in order for the Strategic Partner to have the right to instruct the Trustee the manner in which the Shares Package and, as the case may be, all of the Optional Shares, shall be voted.

11.                                 On December 21, 2005, Nafin, as seller, and Aeroinvest as purchaser, entered into a Purchase and Sale Agreement (the “Purchase and Sale Agreement”) with respect to the Additional Shares, subject to the condition precedent of executing this Agreement and the other documents referred to in Section 5 of the Purchase and Sale Agreement.

REPRESENTATIONS

I.                                         The Strategic Partner represents, through its representative that:

1.                                       It is a mercantile company duly incorporated under Mexican law by means of public deed number 79,502, dated June 9, 2000, granted by Mr. Armando Gálvez Pérez Aragón, Notary Public number 103 for the Federal District, which first deed copy was recorded with the Public Registry of Commerce for the Federal District on October 13, 2000 under number 267,940.

2.                                       It acknowledges to have entered on June 14, 2000 into the Participation Agreement and the Trust Agreement.

3.                                       On June 14, 2005, (i) according to the provisions of Section 3.4.2 of the Participation Agreement, the Strategic Partner delivered to Nafin the Purchase Notice, expressing in such document its intent to exercise the Purchase Option of the Additional Shares pursuant to Section 3.4 of the Participation Agreement, subject to the conditions set forth in such Purchase Notice; and (ii) as provided for in Section 10.6 of the Participation Agreement, the Strategic Partner requested the authorization to assign in favor of Aeroinvest all the rights and obligations related to the Purchase Option, releasing the Strategic Partner from the obligations regarding the acquisition of the Additional Shares, including the payment of the purchase price for such Additional Shares, provided that the remaining obligations of SETA derived from the Transaction Documents and the Participation Agreement, including the cooperation obligation referred to in Section 2.3 and the obligations referred to in Section 3.4.5 of the Participation Agreement, remain in full force and effect. Such Purchase Notice is attached hereto as Exhibit “A”.

4.                                       It recognizes the need to amend the Trust Agreement under the terms of Section 3.4.6 of the Participation Agreement and Section 6.2.6 of the Shareholders Agreement, in order to establish the right of the Strategic Partner to instruct the Trustee the manner in which the Shares Package and all of the Optional Shares shall be voted.

5.                                       With the execution of this Agreement, in terms of Section 13.2 of the Trust Agreement, authorizes the amendments to the Trust Agreement.

6.                                       Its legal representative has sufficient powers and authority to enter into this Amendment Agreement pursuant to public deed number 991, dated December 20, 2005, granted before Notary Public number 29 of Monterrey, Nuevo León.

II.                                                                                     The Holding Company represents, through its representative that:

1.                                       It is a company incorporated under Mexican law, as evidenced in public instrument number 44,355, dated May 28, 1998, executed by Mr. Emiliano Zubiria Maqueo, Notary Public number 25 for the Federal District, which first deed copy was recorded on June 25, 1998 with the Public Registry of Commerce for the Federal District under number 238,749.

2.                                       It acknowledges to have entered on June 14, 2000 into the Participation Agreement and the Trust Agreement.

3.                                       It has full knowledge of the Purchase Notice presented by the Strategic Partner to Nafin and it acknowledges the need to amend the Trust Agreement under the terms of Section 3.4.6 of the Participation Agreement and Section 6.2.6 of the Shareholders Agreement, in order to establish the right of the Strategic Partner to instruct the Trustee the manner in which the Shares Package and all of the Optional Shares shall be voted.

4.                                       With the execution of this Agreement, in terms of Section 13.2 of the Trust Agreement, authorizes the amendments to the Trust Agreement.

5.                                       Its legal representative has sufficient powers and authority to enter into this Agreement, as evidenced in public deed number 10,485, dated February 6, 2003, granted by Mr. Jesús Salazar Venegas, Notary number 63 of Monterrey, Nuevo León, which first deed copy was registered on January 27 2004 in the Public Registry of Commerce of Monterrey, Nuevo León under number 238749.

III.                                 The Trustee represents, through its representative, that:

1.                                       In the terms of its Organic Law, it is authorized to carry out trust operations in accordance with its bylaws and the Law of Credit Institutions.

2.                                       Executes this Agreement, for purposes knowing the scope of its obligations as Trustee under the Trust Agreement.

3.                                       It acknowledges the need to amend the Trust Agreement under the terms of Section 3.4.6 of the Participation Agreement and Section 6.2.6 of the Shareholders Agreement, in order to establish the right of the Strategic Partner to instruct the Trustee as to the manner in which the Shares Package and all of the Optional Shares shall be voted.

4.                                       With the execution of this Agreement, in terms of Section 13.2 of the Trust Agreement, it authorizes the amendments to the Trust Agreement.

5.                                       Its representative is duly authorized to execute this Agreement on its behalf, as evidenced in public deed number 32,541, issued on January 14, 1997 by Mr. Maximino García Cueto, notary public number 14 for the Federal District, which is duly recorded with the Public Registry of Commerce for the Federal District.

Based on the aforementioned representations, the parties to this Agreement agree to amend the Trust Agreement according to the following:

CLAUSES

FIRST.                                                           In terms of Section 13.2 of the Trust Agreement, Section 3.4.6 of the Participation Agreement and Section 6.2.6 of the Shareholders Agreement and with the purpose of establishing the right of the Strategic Partner to instruct the Trustee the manner in which the Shares Package and all of the Optional Shares shall be voted, the parties agree to amend Section 2.2(c) of the Trust Agreement, to read as follows:

“(c)                            for the Trustee to exercise, by itself or through an attorney-in-fact appointed by the Strategic Partner, voting rights with respect to the Shares Package at any shareholders’ meeting of the Holding Company, as well as all other corporate right corresponding to the Shares Package, in the manner previously indicated in writing by the Trustor-Beneficiary for that purpose pursuant to

Section 5.2 of this Agreement or, as the case may be, that the Trustee exercises such voting rights through the execution of unanimous written consents with the shareholders of the Holding Company in the manner indicated by the Trustor-Beneficiary;”

SECOND.                                            Furthermore, with the execution of this Agreement, the parties agree to delete Section 2.2(d) of the Trust Agreement, as well as any reference to such section whether in the Trust Agreement, in other Transaction Document or any other document. As of the date hereof, the rights, obligations, conditions and/or restrictions provided for or derived from Section 2.2(d) of the Trust Agreement shall not be applicable to the parties hereto and shall not be valid.

THIRD.       Except for the amendments to the Trust Agreement set forth in this Agreement, the Trust Agreement is hereby ratified in all its terms; therefore, all the provisions of the Trust Agreement that are not modified by means of this Agreement shall continue having the same validity and effects with which they were worded in the Trust Agreement. The parties acknowledge that the amendments set forth in this Agreement do not constitute a novation of the Trust Agreement.

FOURTH.                                           This Agreement shall be governed by and enforced according to the federal laws of the United Mexican States and the parties, expressly and irrevocably, submit to the jurisdiction of the competent courts of Mexico City, Federal District, United Mexican States, expressly waiving any other jurisdiction that may correspond to them by reason of their present or future domiciles or by any other reason.

According to the above, and being the parties aware of the validity and legal scope of this Agreement, they sign it on the 21st day of the month of December 2005.

[Signature page]

Amendment to Trust Agreement dated December 21, 2005

Banco Nacional de Comercio Exterior, S.N.C.,

as trustee under the trust dated June 14, 2000

executed with the Strategic Partner and the Holding Company

/s/ Carlos Flores Salinas
By: Carlos Flores Salinas
Title: Legal Representative

[Signature page]

Amendment to Trust Agreement dated December 21, 2005

Grupo Aeroportuario del Centro Norte, S.A. de C.V.

/s/ Rubén López Barrera
By: Rubén López Barrera
Title: Legal Representative

[Signature page]

Amendment to Trust Agreement dated December 21, 2005

Servicios de Tecnología Aeroportuaria, S.A. de C.V.

/s/ Luis Zárate Rocha
By: Luis Zárate Rocha
Title: Legal Representative